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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Torch Offshore, Inc. for the registration of 828,333 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 2003, with respect to the consolidated financial statements of Torch Offshore, Inc. included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP

New Orleans, Louisiana
September 22, 2003